Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $187 MILLION
FOR THE FOURTH QUARTER OF 2024 AND $1,414 MILLION FOR THE FULL YEAR

7.7 MILLION COMMON SHARES REPURCHASED IN 2024 FOR $611 MILLION

New York, NY, February 10, 2025: Loews Corporation (NYSE: L) today released its fourth quarter 2024 financial results.

Fourth Quarter 2024 highlights:
Loews Corporation reported net income of $187 million, or $0.86 per share, in the fourth quarter of 2024, compared to $446 million, or $1.99 per share, in the fourth quarter of 2023. This year’s fourth quarter results include a pension settlement charge for CNA of $265 million (after-tax and noncontrolling interests), which was previously reported in October 2024. The following are key highlights:

•CNA Financial Corporation’s (NYSE: CNA) net income attributable to Loews excluding the pension charge decreased year-over-year due to higher catastrophe losses and investment losses in the fourth quarter of 2024 compared to investment gains in the prior year period, partially offset by higher net investment income.
•Boardwalk Pipelines’ results improved year-over-year mainly due to increased revenues in the fourth quarter of 2024 from re-contracting at higher rates and recently completed growth projects.
•Loews Hotels’ fourth quarter 2024 results decreased primarily due to higher depreciation and interest expense related to the opening of the Arlington Hotel and Convention Center in the first quarter of 2024.
•Parent company fourth quarter investment income improved year-over-year due to higher returns on equity securities.
•Book value per share, excluding AOCI, increased to $88.18 as of December 31, 2024, from $81.92 as of December 31, 2023 due to strong operating results and repurchases of common shares during the year.
•The pension settlement charge had a de minimis impact on total book value per share as the unrealized loss was previously included in AOCI.
•On December 31, 2024, the parent company had $3.3 billion of cash and investments and $1.8 billion of debt.
•Loews Corporation repurchased 4.2 million shares of its common stock for a total cost of $349 million in the fourth quarter of 2024.

Consolidated highlights:

	December 31,
	Three Months		Years Ended
(In millions)	2024	2023	2024	2023
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$19	$336	$879	$1,094
Boardwalk Pipelines	145	92	413	283
Loews Hotels & Co	27	32	70	147
Corporate	(4)	(14)	52	(90)
Net income attributable to Loews Corporation	$187	$446	$1,414	$1,434
Net income per share attributable to Loews Corporation	$0.86	$1.99	$6.41	$6.29

	December 31, 2024	December 31, 2023

Book value per share	$79.49	$70.69
Book value per share excluding AOCI	88.18	81.92

Three months ended December 31, 2024 compared to 2023

CNA:
•Net income attributable to Loews Corporation was $19 million compared to $336 million.
•Net income for 2024 includes a pension settlement charge of $265 million. Excluding this pension charge, net income attributable to Loews Corporation was $284 million compared to $336 million.
•Core income was $342 million compared to $362 million.
•Net investment income growth was primarily driven by higher returns from limited partnership and common stock investments. Income from fixed income securities also increased as a result of favorable reinvestment rates and a larger invested asset base.
•Net written premiums grew by 10% driven by strong retention and new business. Net earned premiums grew by 9%.
•Property and Casualty underwriting income decreased due to higher catastrophe losses, including Hurricane Milton.
•Property and Casualty combined ratio increased by one point to 93.1% compared to 92.1% as a result of higher catastrophe losses. Property and Casualty underlying combined ratio was 91.4% for both periods.
•Investment losses were driven by impairment losses on fixed income securities and an unfavorable change in the fair value of non-redeemable preferred stock.

Boardwalk:
•Net income increased to $145 million compared to $92 million.
•Net income for 2024 includes a $36 million income tax benefit from an adjustment to deferred state income taxes for a rate reduction effective in 2025.
•EBITDA increased 12% to $290 million compared to $260 million.
•Net income and EBITDA improved due to increased transportation revenues from higher re-contracting rates and recently completed growth projects and increased storage and parking and lending revenues.

Loews Hotels:
•Net income of $27 million compared to $32 million.
•Results decreased primarily due to higher depreciation and interest expense related to the opening of the Loews Arlington Hotel and Convention Center in the first quarter of 2024.
•Adjusted EBITDA increased to $84 million compared to $83 million.

Corporate & Other:
•Net loss of $4 million compared to $14 million.
•Results improved primarily due to higher investment income from parent company equity securities.

Year ended December 31, 2024 compared to 2023

Loews Corporation reported net income of $1,414 million, or $6.41 per share in 2024, compared to $1,434 million, or $6.29 per share, in 2023. Net income for 2024 includes a pension settlement charge for CNA of $265 million (after-tax and noncontrolling interests). Excluding this charge, net income grew 17% year-over-year driven by the following:

•CNA’s net investment income increased due to higher returns from limited partnership and common stock investments, and higher income from fixed income securities as a result of a larger invested asset base and favorable reinvestment rates. Property and Casualty underwriting income decreased due to higher catastrophe losses, partially offset by strong underlying underwriting results.
•Boardwalk Pipelines’ results improved due to increased transportation revenues from higher re-contracting rates and recently completed growth projects, increased storage and parking and lending revenues, and contribution from the Bayou Ethane acquisition.
•Corporate & Other’s results improved due to higher investment income at the parent company due to higher returns on equity securities.
•These positives were partially offset by lower net income at Loews Hotels primarily due to higher depreciation and interest expense related to the opening of the Loews Arlington Hotel and Convention Center in the first quarter of 2024 and lower equity income from joint ventures. In addition, Loews Hotels’ results for 2023 also included a gain of $36 million related to the acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.

Share Purchases:
•On December 31, 2024, there were 214.7 million shares of Loews common stock outstanding.
•For the three months and year ended December 31, 2024, Loews Corporation repurchased 4.2 million and 7.7 million shares of its common stock for a total cost of $349 million and $611 million, respectively.
•Loews Corporation has repurchased an additional 1.9 million shares for $164 million so far in the first quarter of 2025.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, underlying loss ratio and underlying combined ratio. Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These non-GAAP measures are defined and reconciled to the most comparable GAAP measures on page 6 through page 8 of this release.

Earnings Remarks

For Loews Corporation

–Today, February 10, 2025, earnings remarks will be available on the Investors section of our website at www.loews.com.
–Remarks will include commentary from Loews’s president and chief executive officer and chief financial officer.

For CNA

–Today, February 10, 2025, earnings remarks will be available on the Investor Relations section of CNA’s website at www.cna.com.
–Remarks will include commentary from CNA’s president and chief executive officer and chief financial officer.

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance, can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	December 31,
	Three Months		Years Ended
(In millions)	2024	2023	2024	2023
Revenues:
CNA Financial (a)	$3,689	$3,507	$14,270	$13,299
Boardwalk Pipelines	577	511	2,065	1,636
Loews Hotels & Co (b)	240	210	933	852
Corporate investment income, net	40	30	242	114
Total	$4,546	$4,258	$17,510	$15,901
Income (Loss) Before Income Tax:
CNA Financial (a) (c)	$21	$460	$1,211	$1,518
Boardwalk Pipelines	145	116	505	373
Loews Hotels & Co (b) (d)	32	41	95	200
Corporate:
Investment income, net	40	30	243	114
Other (e)	(50)	(34)	(180)	(209)
Total	$188	$613	$1,874	$1,996
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (c)	$19	$336	$879	$1,094
Boardwalk Pipelines (f)	145	92	413	283
Loews Hotels & Co (b) (d)	27	32	70	147
Corporate:
Investment income, net	33	24	193	90
Other (e)	(37)	(38)	(141)	(180)
Net income attributable to Loews Corporation	$187	$446	$1,414	$1,434

(a)The three months ended December 31, 2024 includes net investment losses of $39 million ($29 million after tax and noncontrolling interests). The three months ended December 31, 2023 includes net investment gains of $6 million ($4 million after tax and noncontrolling interests). The years ended December 31, 2024 and 2023 include net investment losses of $81 million and $99 million ($59 million and $71 million after tax and noncontrolling interests).
(b)Includes a gain of $46 million ($36 million after tax) for the year ended December 31, 2023 related to Loews Hotels & Co’s acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.
(c)Includes a pension settlement charge of $367 million ($265 million after tax and noncontrolling interests) for the three months and year ended December 31, 2024.
(d)Includes Loews Hotels & Co’s portion of a joint venture property’s impairment charge which reduced equity income from joint ventures by $19 million ($15 million after tax) for the year ended December 31, 2024.
(e)Consists of parent company interest expense, corporate expenses and the equity income (loss) of Altium Packaging. The year ended December 31, 2023 includes a charge of $47 million ($37 million after tax) related to a parent company defined benefit pension plan termination.
(f)The three months and year ended December 31, 2024 include a $36 million income tax benefit from an adjustment to deferred state income taxes for a rate reduction effective in 2025.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2024	2023	2024	2023
Revenues:
Insurance premiums	$2,679	$2,479	$10,211	$9,480
Net investment income	696	643	2,780	2,395
Investment gains (losses)	(39)	6	(81)	(53)
Operating revenues and other	1,210	1,130	4,600	4,079
Total	4,546	4,258	17,510	15,901

Expenses:
Insurance claims and policyholders’ benefits	2,030	1,810	7,738	7,068
Operating expenses and other (a)	2,328	1,835	7,898	6,837
Total	4,358	3,645	15,636	13,905

Income before income tax	188	613	1,874	1,996
Income tax (expense) benefit (b)	1	(136)	(380)	(451)
Net income	189	477	1,494	1,545
Amounts attributable to noncontrolling interests	(2)	(31)	(80)	(111)
Net income attributable to Loews Corporation	$187	$446	$1,414	$1,434

Net income per share attributable to Loews Corporation	$0.86	$1.99	$6.41	$6.29

Weighted average number of shares	217.83	223.80	220.53	227.81

(a)Includes a pension settlement charge of $367 million ($265 million after tax and noncontrolling interests) for the three months and year ended December 31, 2024. The year ended December 31, 2023 includes a charge of $47 million ($37 million after tax) related to a defined benefit plan termination.
(b)The three months and year ended December 31, 2024 include a $36 million income tax benefit from an adjustment to deferred state income taxes for a rate reduction effective in 2025.

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains or losses and gains or losses resulting from pension settlement transactions. In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains or losses because they are generally driven by economic factors that are not necessarily reflective of CNA’s primary insurance operations. The calculation of core income excludes gains or losses resulting from pension settlement transactions as they result from decisions regarding CNA’s defined benefit pension plans which are unrelated to its primary insurance operations.

The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	December 31,
	Three Months		Years Ended
(In millions)	2024	2023	2024	2023
CNA net income attributable to Loews Corporation	$19	$336	$879	$1,094
Investment losses (gains)	31	(5)	64	79
Pension settlement losses	290		293
Noncontrolling interests	2	31	80	111
Core income	$342	$362	$1,316	$1,284

In evaluating the results of Property & Casualty operations, CNA utilizes the loss ratio, the underlying loss ratio, the expense ratio, the dividend ratio, the combined ratio and the underlying combined ratio. These ratios are calculated using GAAP financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The underlying loss ratio excludes the impact of catastrophe losses and development-related items from the loss ratio. Development-related items represent net prior year loss reserve and premium development, and includes the effects of interest accretion and change in allowance for uncollectible reinsurance and deductible amounts. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss ratio, the expense ratio and the dividend ratio. The underlying combined ratio is the sum of the underlying loss ratio, the expense ratio and the dividend ratio. The underlying loss ratio and the underlying combined ratio are non-GAAP financial measures, and management believes some investors may find these ratios useful to evaluate CNA’s underwriting performance since they remove the impact of catastrophe losses which are unpredictable as to timing and amount, and development-related items as they are not indicative of current year underwriting performance.

The following table presents a reconciliation of CNA’s loss ratio to underlying loss ratio and CNA’s combined ratio to underlying combined ratio:

	December 31,
	Three Months		Years Ended
	2024	2023	2024	2023

Loss ratio	62.8%	60.6%	64.3%	62.5%
Expense ratio	30.0	31.2	30.2	30.7
Dividend ratio	0.3	0.3	0.4	0.3
Combined ratio	93.1%	92.1%	94.9%	93.5%
Less: Effect of catastrophe impacts	1.8	1.0	3.6	2.6
Less: Effect of development-related items	(0.1)	(0.3)	(0.2)
Underlying combined ratio	91.4%	91.4%	91.5%	90.9%
Underlying loss ratio	61.1%	59.9%	60.9%	59.9%

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk net income attributable to Loews Corporation to its EBITDA:

	December 31,
	Three Months		Years Ended
(In millions)	2024	2023	2024	2023
Boardwalk net income attributable to Loews Corporation	$145	$92	$413	$283
Interest, net	37	38	152	144
Income tax expense		24	92	90
Depreciation and amortization	108	106	429	412
EBITDA	$290	$260	$1,086	$929

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, the noncontrolling interest share of EBITDA adjustments, gains or losses on asset acquisitions and dispositions, asset impairments, and equity method income, and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of Adjusted EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income attributable to Loews Corporation to its Adjusted EBITDA:

	December 31,
	Three Months		Years Ended
(In millions)	2024	2023	2024	2023
Loews Hotels & Co net income attributable to Loews Corporation	$27	$32	$70	$147
Interest, net	12	4	42	9
Income tax expense	5	9	25	53
Depreciation and amortization	24	18	93	69
EBITDA	68	63	230	278
Noncontrolling interest share of EBITDA adjustments	(1)	(2)	(6)	(5)
Gain on asset acquisition				(46)
Asset impairments		3		12
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(27)	(31)	(86)	(129)
Pro rata Adjusted EBITDA of equity method investments	44	50	188	218
Adjusted EBITDA	$84	$83	$326	$328

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to the Pro rata Adjusted EBITDA of its equity method investments:

	December 31,
	Three Months		Years Ended
(In millions)	2024	2023	2024	2023
Loews Hotels & Co’s equity method income	$27	$31	$86	$129
Pro rata share of equity method investments:
Interest, net	10	10	40	43
Income tax expense
Depreciation and amortization	12	12	47	49
Asset impairments			19
Distributions in excess of basis	(5)	(3)	(4)	(3)
Pro rata Adjusted EBITDA of equity method investments	$44	$50	$188	$218